Exhibit 99.1
PRESS RELEASE
Union National Financial Corporation Reports Improved Earnings Through the Third Quarter of 2008

Lancaster, Pennsylvania, October 30, 2008.  Union National Financial Corporation (OTCBB: UNNF), the parent company of Union National Community Bank, reported improved financial results for the third quarter and the first nine months of 2008. Net income for the nine months ended September 30, 2008 was $1,343,000 or $0.51 diluted earnings per share, a $969,000 increase as compared to net income of $374,000 or $0.15 diluted earnings per share for the nine month period ended September 30, 2007. Third quarter 2008 net income was $626,000 or $0.23 diluted earnings per share as compared to third quarter 2007 net income of $393,000 or $0.15 diluted earnings per share.

Rapid and significant interest rate cuts from late 2007 through the first half of 2008 caused certain interest yields on loans and investments to re-price lower at a faster pace than interest-bearing deposits and fund sources, resulting in lower net interest margins in 2008 versus 2007. However, net interest margins have steadily improved through 2008 as prepayments of certain higher-cost wholesale funds, and renewing and opening of retail deposits, have resulted in decreasing interest expenses. The taxable-equivalent net interest margin percentage for the third quarter of 2008 was 3.44%, as compared to 3.31% for the second quarter of 2008, and 3.06% for the first quarter of 2008.

The provision for loan losses for the first nine months of 2008 was $326,000 as compared to $707,000 for the first nine months of 2007. Net charge-offs for the nine months ended September 30, 2008 were $114,000 as compared to $125,000 through the first nine months of 2007. Nonperforming loans and leases were 0.89% of total loans and leases as of September 30, 2008, as compared to 0.83% at December 31, 2007, and 0.89% at September 30, 2007. Despite lower net charge-offs and relatively stable nonperforming loan rates in 2008 as compared to 2007, Union National prudently increased its allowance for loan and lease losses from $3,651,000 or 1.01% of total loans and leases at September 30, 2007, to $3,886,000 or 1.05% of total loans and leases as of September 30, 2008. The increased allowance for loan and lease losses reflected Union National’s continued emphasis on conservatively and diligently monitoring its existing portfolio, including identifying credit concerns and risks resulting from the weakening economy and housing market.

In the first nine months of 2008, the Corporation realized gains on sales of investment securities of $159,000 as compared to $78,000 for the first nine months of 2007. The 2007 investment sales activity related to securities sold as part of 2007 de-leveraging activities, while the 2008 investment sales activity related to continued repositioning of the Corporation’s investment portfolio to a lower-risk profile that more effectively supports liquidity and capital management. The results for the nine months ended September 30, 2007 included $450,000 of other-than-temporary investment impairment charges related to certain corporate debt securities. There were no further other-than-temporary impairment charges recorded against the carrying value of corporate debt securities during the first nine months of 2008. Union National did not own any Fannie Mae or Freddie Mac preferred or common stock holdings.

Non-interest income (excluding securities activities) was $2,223,000 less in the first nine months of 2008 as compared to same period in 2007, primarily due to reduced mortgage banking income from the closure of Union National’s former mortgage brokerage subsidiary, Home Team Financial, LLC, in October of 2007. The reductions in non-interest income were more than offset by substantially lower non-interest expenses (excluding restructuring charges), which decreased by $2,935,000 when comparing the first nine months of 2008 to the same period in 2007. The results for the first nine months of 2007 also reflected $717,000 of non-recurring restructuring charges consisting of severance and related benefits resulting from staff reductions.

“We are pleased by the improved profitability reflected in our year-to-date and third quarter 2008 results, particularly in this challenging market for financial institutions,” said Mark Gainer, Chairman, Chief Executive Officer and President of Union National Financial Corporation. “By implementing and building on our back-to-basics banking strategy, Union National emphasized its traditional conservative banking values and positioned itself safely and soundly, which is particularly important given the weakening economy and turbulent markets. Though significant interest rate cuts have lowered our interest income, we have generated savings in our funding costs by growing our lower-cost retail deposit base and paying down higher-cost borrowings. In the past year, we have substantially lowered our operating costs, allowing us to be more efficient in a difficult market when income growth is challenging. We believed it prudent for Union National to fully maintain its strong, well-capitalized position in these uncertain economic times. Accordingly, the Board did not declare a dividend payment to shareholders for the fourth quarter. Union National remains committed to safely growing our earnings and enhancing shareholder value by expanding the number and depth of our customer relationships, increasing net interest income, operating with greater efficiencies, and maintaining our strong, well-capitalized position.”

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.

Financial Highlights - (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
Interest and Fees on Loans and Leases	$6,158	$6,864	- 10.3%	$18,665	$20,078	- 7.0%
Net Interest Income	3,840	3,887	- 1.2	10,965	11,697	- 6.3
Provision for Loan and Lease Losses	47	230	- 79.6	326	707	- 53.9
Non-Interest Income (excluding securities activities)	1,230	1,748	- 29.6	3,675	5,898	- 37.7
Impairment Charge on Investment Security	─	─	0.0	─	(450)	100.0
Investment Securities (Losses) Gains	(42)	─	- 100.0	159	78	103.8
Restructuring Charge	─	─	0.0	─	717	- 100.0
Non-Interest Expense (excluding restructuring charge)	4,141	4,895	- 15.4	12,757	15,692	- 18.7
Net Income	626	393	59.3	1,343	374	259.1

Per Share Information:
Earnings Per Share - Basic	$0.23	$0.15	53.3%	$0.51	$0.15	240.0%
Earnings Per Share - Diluted	0.23	0.15	53.3	0.51	0.15	240.0

Performance Ratios:
Net Interest Margin % (Taxable-Equivalent)	3.44%	3.34%	3.0%	3.27%	3.62%	- 9.7%
Return on Average Stockholders’ Equity	8.27%	5.41%	52.9	6.06%	1.75%	246.3
Return on Average Realized Stockholders’ Equity (1)	7.93%	5.35%	48.2	5.92%	1.74%	240.2

	Balance Sheet As Of			Percent Change to September 30, 2008 from
	Unaudited	(2)	Unaudited
	Sept 30, 2008	Dec. 31, 2007	Sept 30, 2007	Dec. 31, 2007	Sept. 30, 2007
Cash and Cash Equivalents	$17,601	$37,882	$31,981	-53.5%	-45.0%
Total Loans and Leases	370,549	364,337	362,967	1.7	2.1
Allowance for Loan and Lease Losses	3,886	3,675	3,651	5.7	6.4
Total Assets	493,514	501,776	492,684	- 1.6	0.2
Total Deposits	369,379	376,311	367,235	- 1.8	0.6
Total Stockholders’ Equity	31,075	28,800	28,690	7.9	8.3

Per Share Information:
Book Value Per Share	$11.42	$11.31	$11.28	1.0%	1.2%

Balance Sheet Ratios:
Total Stockholders’ Equity as a % of Total Assets	6.30%	5.74%	5.82%	9.8%	8.2%
Nonperforming Loans and Leases as a % of Total Loans and Leases	0.89%	0.83%	0.89%	7.2%	0.0%

(1)	Excludes the impact of accumulated other comprehensive income (loss) on total stockholders’ equity.
(2)	Derived from prior year audited financial statements.

Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for 155 years. The bank operates ten retail offices in Lancaster County.

For further information, please contact:

Mark D. Gainer, Chairman, CEO and President
Union National Financial Corporation
570 Lausch Lane, Suite 300
Lancaster, PA 17601
(717) 519-8630